Exhibit 10(i)



                                     Summary
                              Severance Arrangement
                          For A Named Executive Officer


         In  connection  with  Bruce  M.  Ambler's  early  retirement,   and  in
recognition of his service as President and Chief Executive Officer of Constellation Holdings, Inc., he received a severance package when he retired on January 1, 1999. His severance benefits include a $509,503 lump sum severance payment equal to the total of (1) annual base salary, (2) average of the two highest annual bonus percentages earned during the preceding five years multiplied by the prior year's final annual salary, (3) payment toward the cost of active employee health coverage for 12 months, and (4) vacation accrual. He also receives a pension benefit computed at 60% of total final average salary plus bonus, and retired executive life insurance, home security, planning, and club membership benefits. His effective cost of medical and dental benefits beginning January 1, 2000 will be the same as if he were retired at age 60 with 20 years of service. Mr. Ambler received a 1998 short-term incentive payment, and will be entitled to a prorata payout of any earned performance-based restricted stock award for the 1997-1999 and 1998-2000 performance periods.


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